Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2011

KINGOLD JEWELRY, INC.
 (Name of Registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park
Jiang’an District
Wuhan, Hubei Province, PRC 430023
(011) 86 27 65660703
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

On March 16, 2011, Kingold Jewelry, Inc., a Delaware corporation ("Kingold"), issued a press release estimating its revenue and net income for the fiscal year ended December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 — Other Events.

On March 16, 2011, Kingold issued a press release announcing the filing of a Form 12b-25 with the Securities and Exchange Commission to extend the filing of Kingold's Form 10-K for the fiscal year ended December 31, 2010. Kingold expects to file its Form 10-K for the fiscal year ended December 31, 2010 no later than the fifteenth calendar day following the prescribed due date, as permitted by Rule 12b-25 of the Exchange Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release titled “Kingold Jewelry, Inc. Announces Preliminary 2010 Results - Company Announces Extension of Form 10-K Filing” issued by Kingold Jewelry, Inc. on March 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:    March 16, 2011

Kingold Jewelry, Inc.

By: /s/Bin Liu
Bin Liu Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1	Press release titled “Kingold Jewelry, Inc. Announces Preliminary 2010 Results - Company Announces Extension of Form 10-K Filing” issued by Kingold Jewelry, Inc. on March 16, 2011.